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                                                                   EXHIBIT 10.10


                            DATED: 9th September 1998

                          BRITEL FUND TRUSTEES LIMITED

                                     - and -

                           GOLDMAN SACHS INTERNATIONAL

                                     - and -

                          THE GOLDMAN SACHS GROUP, L.P.

                                   UNDERLEASE

                                       of

                  premises known as One Carter Lane London EC4

                               Linklaters & Paines
                                 One Silk Street
                                 London EC2Y 8HQ

                               Tel: 0171 456 2000

                              Ref: CBC/DAJR/7100675
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[ILLEGIBLE]

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                                LEASE PARTICULARS

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1. Date              :  (Pound)121,848 L GS 8/10 1998
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2. Parties

2.1 Landlord         :  Britel Fund Trustees Limited (Company number 1687513)
                        whose registered office is at Standon House 21 Mansell
                        Street London E1 8AA
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                                                                          [SEAL]
2.2 Tenant           :  Goldman Sachs International (Company number 226395)
                        whose registered office is at Peterborough Court 133
                        Fleet Street London EC4A 2BB
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2.3  Guarantor       :  The Goldman Sachs Group, LP 85 Broad Street New York New
                        York 10004 and whose address for service in the UK is
                        c/o the Facilities Manager Goldman Sachs
                        International Peterborough Court 133 Fleet Street London
                        EC4A 2BB
                                                                          [SEAL]
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3. Contractual Term  :  20 years from and including 19th March 1998
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4. Principal Rent    :  (pounds)5,184,982 POUNDS

                        per annum payable from and including the Rent Commencement Date and subject to increase in accordance with the Second Schedule
                                                                          [SEAL]
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5. Rent              :  19 June 1999
   Commencement
   Date
                                                                          [SEAL]
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6. Review Dates      :  the 19th March in the years 2003, 2008 and 2013
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7. Permitted         :  as high class offices within Class B1(a) of the 1987
   Use                  Order and for any purpose ancillary to such use as
                        offices
                                                                          [SEAL]
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                                              [SEAL] [SEAL] [SEAL] [SEAL] [SEAL]

1     Definitions

      In this Lease unless the context otherwise requires:

      Adjoining Property means the Restaurant and all other property adjoining or neighbouring the Premises in which the Landlord or any Group Company has or shall have during the Term a freehold or leasehold interest whether in possession or reversion.

      An "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person (for the purposes of this paragraph and the definition of "Group Company" 'control' (including 'control by' or under 'common control with') shall mean the power to direct and procure management and policies directly or indirectly (whether through the ownership of voting securities or equity interests by contract or otherwise) for so long as such power is exercised);

      Arbitration means arbitration in accordance with Clause 8.3

      Base Rate means the base rate from time to time of Royal Bank of Scotland PLC or (if not available) such comparable rate of interest as the Landlord shall reasonably require

      Category "A" Works mean the works as so described in the Specification

      Common Parts means the paved areas shown hatched in black on Plan 1 together with the planters shown thereon

      Conduits means any existing or future media for the passage of substances telecommunications or energy and any ancillary apparatus attached to them and any enclosures for them

      Contractual Term means the term specified in paragraph 3 of the Particulars

      Determination Date means 18th March 2013

      Encumbrances means the matters contained or referred to in the documents specified in Part III of the First Schedule

      Group Company means any company within the same group of companies as or Associated with or an Affiliate of the Tenant as set out below:

            (i) Any two companies shall be taken to be members of a group if one is the subsidiary of the other or both are subsidiaries of a third company;


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            (ii)  A company corporation or partnership shall be taken to be
                  "Associated" with another if and only if one is a subsidiary or Affiliate of another or both are subsidiaries or Affiliates of a third company corporation or partnership;

            (iii) In determining whether any company is a subsidiary of another company the word subsidiary bears the meaning assigned to it by Section 736 of the Companies Act 1985 as originally enacted;

            (iv) In determining whether any corporation (which shall be construed in accordance with Section 740 of the Companies Act 1985 as originally enacted) is a subsidiary of another corporation or of a company or whether any company is a subsidiary of a corporation the word subsidiary bears the meaning assigned to it by Section 736 of the Companies Act 1985 as originally enacted but modified only so that `company' includes `corporation' for this purpose;

            (v) A partnership (which shall be construed as including a partnership under the laws of the United Kingdom or elsewhere) shall be taken to be a subsidiary of another partnership or of a company or corporation if that other partnership or company or corporation is entitled to either (a) more than one half of the assets or (b) more than one half of the income of the first mentioned partnership and in either such case that other partnership or company or corporation exercises control over the first mentioned Partnership.

            (vi) A company or corporation shall be deemed to be a subsidiary of a partnership if that partnership either (a) controls the composition of the board of directors of the company or corporation or (b) holds more than half in nominal value of the issued equity share capital of the company or corporation and in either such case the partnership exercises control over the company or corporation;

      Guarantor means the person (if any) so named in the Particulars and such other person as may from time to time covenant pursuant to clause 4.l5.2(ii)(c) and in the case of an individual includes his personal representatives

      Insured Risks means the risks from time to time required to be insured against under the terms of the Superior Lease


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      Landlord means the person in whom the immediate reversion to this Lease shall for the time being be vested being initially the person so named in the Particulars

      This Lease means this lease and any document supplemental to it or entered into pursuant to it

      Particulars means the descriptions and terms on the page headed Lease Particulars which forms part of this Lease

      Planning Acts means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990

      Premises means the building known as One Carter Lane London EC4 shown edged blue on Plan 1 (including at basement level the Service Bay and Service Ramp and other ancillary accommodation) and each and every part thereof and all additions and alterations or reinstatements thereof but excluding the Restaurant (including those parts of the basement forming part of the Restaurant)

      Principal Rent means the rent stated in paragraph 4 of the Particulars

      Quarter Days means 25 March 24 June 29 September and 25 December in every year and Quarter Day means any of them

      Restaurant means premises at ground lower ground and basement levels and shown for identification only edged red on Plans 1, 2, 3, 4 and 5 and known as Two Old Change Court London EC4 and each and every part thereof and all buildings from time to time thereon including the railings shown coloured blue on Plans 6, 7 and 8 but excluding the structural elements coloured orange on Plans 2 and 3

      Restaurant Spaces means the car, motor cycle and bicycle spaces allocated to the Restaurant coloured green and blue on Plan 5

      Loading Bay means the area within the Premises at basement level available for use by the occupier of the Restaurant shown hatched green on Plan 5

      Service Area means the service area shown hatched purple on Plan 5

      Service Ramp means the access way at ground level leading from the public highway known as Distaff Lane to the basement of the Premises and to the Adjoining Property and shown hatched blue on Plan 5


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      Specification means the Specification annexed hereto

      Superior Lease means the Lease referred to in Part IV of the First Schedule hereto being the Lease under which the Landlord holds inter alia the Premises

      Superior Landlord means the person or persons for the time being entitled to the reversion mediately or immediately expectant on the determination of the Superior Lease (or any other superior lease or leases)

      Tenant means the person so named in the Particulars and includes its successors in title

      Term means the Contractual Term together with any continuation of the term or the tenancy (whether by statute common law holding over or otherwise)

      VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it

      1987 Order means the Town and Country Planning (Use Classes) Order 1987 (as originally made)

      1995 Act means the Landlord and Tenant (Covenants) Act 1995

2     Interpretation

      In this Lease unless the context otherwise requires:

2.1 If the Tenant or the Guarantor for the time being is more than one person then their covenants are joint and several

2.2 Any reference to a statute (except for the 1987 Order) includes any modification extension or reenactment of it and any orders regulations directions schemes and rules made under it

2.3 Any covenant by any party not to do any act or thing includes an obligation not to permit or suffer such act or thing to be done

2.4 References to the act or default of the Tenant include acts or default or negligence of anyone at the Premises with the Tenant's or any undertenant's authority

2.5   The index and Clause headings in this Lease are for ease of reference only

2.6 References to the last year of the Term shall mean the year immediately prior to the expiration or earlier termination of the Term


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2.7   References to Liability include claims demands proceedings damages losses and proper costs and expenses

2.8 References to any right of the Landlord to have access to the Premises shall be construed as extending to the Superior Landlord and to all persons authorised by the Landlord and the Superior Landlord (including agents professional advisers contractors workmen and others) but in relation to the Landlord always on the terms set out in Clause 4.21 below

2.9 Whenever the consent or approval of the Landlord is required or requested in relation to this Lease such provisions shall be construed as also requiring the consent or approval of the Superior Landlord where the same shall be required except that nothing in this Lease shall be construed as implying that any obligation is imposed upon a Superior Landlord not unreasonably to refuse any such consent

3     Demise and Rents

      The Landlord DEMISES the Premises to the Tenant TOGETHER WITH the rights set out in Part I of the First Schedule EXCEPT AND RESERVING as mentioned in Part II of the First Schedule for the Contractual Term subject to and with the benefit of the Encumbrances the Tenant paying by way of rents without any deduction counterclaim or set off:

3.1 the Principal Rent (plus VAT) by equal quarterly payments in advance on the Quarter Days the first payment for the period from and including the Rent Commencement Date to (but excluding) the next Quarter Day to be made on the Rent Commencement Date

3.2 such sums as may from time to time become payable pursuant to the proviso to clause 4.6.4

3.3   within 14 days of demand:

      3.3.1       the sums specified in Clauses 4.2 [interest] and 4.5
                  [utilities]

      3.3.2       the sums specified in Clause 7.2 [insurance]

3.4   VAT in accordance with Clause 4.4

4     Tenant's covenants

      The Tenant covenants with the Landlord throughout the Term or until released pursuant to the 1995 Act as follows:


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

4.1   Rents

      To pay the rents reserved by this Lease as and when required by Clause 3

4.2   Interest

      If the Landlord does not receive any sum due to it on the due date to pay on demand interest on such sum at 4 per cent above Base Rate (compounded on the Quarter Days) from the due date until payment (both before and after any judgment) provided this Clause shall not prejudice any other right or remedy for the recovery of such sum

4.3   Outgoings

      To pay all existing and future rates taxes charges assessments and outgoings in respect of the Premises (whether assessed or imposed on the owner or the occupier) except any tax arising on any actual or deemed dealing by the Landlord with its reversion to this Lease or any tax (other than VAT) arising as a result of the receipt by the Landlord of the rents payable by the Tenant under Clause 3 of this Lease

4.4   VAT

      4.4.1 Obligations under this Lease to pay sums or provide consideration to the Landlord shall be treated as exclusive of VAT and the Tenant shall in addition pay any VAT chargeable on the same date

      4.4.2 Obligations under this Lease to reimburse or pay the Landlord's expenditure shall extend to the VAT on that expenditure which the Landlord is not able to recover.

4.5   Utilities

      To pay the suppliers and to indemnify the Landlord against all charges for water electricity and gas and other services used on or in relation to the Premises and in case the water electricity gas or other services shall be metered or charged jointly in respect of the Premises and other premises to pay to the Landlord on demand a fair proportion thereof.

4.6   Repair and Management

      4.6.1 To keep and maintain the Premises (and all Conduits exclusively serving the Premises) in good and substantial repair and condition (damage by the Insured Risks excepted save to the extent that insurance moneys are irrecoverable as a result of the act or default of the Tenant)


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

      4.6.2 To keep all plant and machinery apparatus and equipment comprised within the Premises properly maintained and in good working order and to enter into maintenance agreements with reputable contractors for the regular servicing of all such plant and machinery apparatus and equipment and to renew all working and other parts as and when necessary or when recommended by such contractors and to ensure by directions to the Tenant's staff and otherwise that such plant and machinery apparatus and equipment are properly operated

      4.6.3 Not to do or omit to be done or suffer the same to be done or omitted anything at or on the Premises which in any way has or could have a material adverse affect on any contractual rights which the Landlord has or may have (and of which the Tenant has been notified) against any third party in respect of the design or construction of the Premises or in respect of the installation of any services plant machinery apparatus and equipment within the Premises

      4.6.4 Without prejudice to the generality of the other sub-clauses in this Clause 4.6 at all times

                  (i) to ensure that the Premises are managed and serviced to the standard of and appropriate for a high class office building in the City of London

                  (ii) to repair maintain light clean supervise and provide such other services for the Restaurant Spaces the Loading Service Bay the Service Area (including the refuse compactor in it and the disposal of refuse including the collection and compaction thereof) and the Service Ramp and door and the maintenance of receptacles and plant and equipment in connection therewith as the Tenant shall from time to time reasonably consider necessary or as the Landlord shall from time to time reasonably require the Tenant to provide all in accordance with the principles of good estate management and to pay all taxes charges assessments and other outgoings payable in respect thereof and all charges assessments and outgoings for electricity gas oil and other fuels payable in relation thereto or as the Tenant shall from time to time reasonably consider necessary or as the Landlord shall from time to time reasonably require the Tenant to provide


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                  (iii) to ensure that the Common Parts are kept in a clean and tidy condition and that the planters are maintained and kept adequately stocked with suitable plants and flowers

                  (iv) to maintain inspect repair and renew the structural elements shown coloured orange on Plans 2 and 3

                  Provided that in the event that and upon each such occasion the Tenant fails to comply with any of the requirements of this clause 4.6.4 the Landlord shall be entitled but not obliged at the cost in all respects of the Tenant to remedy such failure and to elect to continue to have the conduct of such matters in which event

                  (A) the Tenant shall not have the conduct of such matters unless and until the Landlord notifies the Tenant in writing that the Landlord intends no longer to have such conduct

                  (B) the Tenant shall pay to the Landlord from time to time within 14 days after demand the costs incurred or to be incurred by the Landlord in effecting such matters

                  (C) otherwise the provisions of clause 4.21 shall apply mutatis mutandis

4.7   Decoration

      4.7.1 To clean prepare and paint or treat and generally redecorate all parts of the Premises in every fifth year and in the last year of the Term PROVIDED THAT in respect of those parts of the Premises which by their nature construction or material require no such treatment the Tenant shall do whatever is or may in the reasonable opinion of the Landlord be necessary for the sake of their appearance preservation and cleanliness

      4.7.2       All the work described in Clause 4.7.1 is to be carried out

                  (i) in a good and workmanlike manner to the Landlord's reasonable satisfaction

                  (ii) in the last year of the term internally and on every occasion externally in colours which (if different from the existing colour) are first approved in writing by the Landlord (approval not to be unreasonably withheld or delayed)

4.8   Cleaning

      4.8.1       To keep the Premises clean tidy and free from rubbish


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      4.8.2       To clean the inside of windows and any washable surfaces at the Premises as often as reasonably necessary

4.9   Overloading and Obstruction

      Not to overload the Premises or the lifts therein nor any plant and machinery or electrical installation of or serving the Premises nor to cause any interference or obstruction to the Conduits or the Common Parts

4.10  Prohibited Uses

      Not to use the Premises

      4.10.1 for any purpose which is noisy or offensive dangerous or illegal immoral or a nuisance or causes damage or disturbance to the Landlord the Adjoining Property or the Common Parts or which involves any substance which may be harmful polluting or contaminating

      4.10.2      for residential purpose

      4.10.3 for any auction, public or political meeting, public exhibition or show or as a betting office or for gaming or playing amusement machines or as a sex shop (as defined in the Local Government (Miscellaneous Provisions) Act 1982) or for the business of an undertaker or for the business of a staff agency employment agency (or similar agencies) or Government Department at which the general public call without appointment

4.11  Permitted Use

      Not to use the Premises otherwise than for the Permitted Use specified in the Particulars

4.12  Signs etc

      4.12.1 Not to erect any sign notice advertisement which is visible outside the Premises except such external signage the size design appearance materials and manner of affixation of which shall first have been approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) Provided that the Tenant shall be entitled with the prior approval in writing of the Landlord (such approval not to be unreasonably withheld or delayed) to name the office building on the Premises and to erect on the exterior of the office building a company logo or flag which complies with the other requirements of this Lease.


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

      4.12.2 Not to place any aerial satellite dish or other equipment on the roof of the Premises other than in the area designated for such purpose and then only with the prior consent of the Landlord such consent not to be unreasonably withheld or delayed

4.13  Alterations

      4.13.1      Not to make any alterations or additions which:

                  (i)   affect the exterior of the Premises or

                  (ii) adversely affect the structure (including without limitation alterations or additions to the principal or loadbearing walls floors beams columns roofs or foundations) of the Premises or materially adversely affect the Conduits or the central heating air conditioning sprinkler electrical or other installations or the sanitary or hot and cold water systems at the Premises

                  (iii) relate to the structural elements coloured orange on
                        Plans 2 and 3

      4.13.2 Not without the Landlord's written consent (not to be unreasonably withheld or delayed and which shall be documented in substantially the form of the draft Licence to Alter annexed hereto with such amendments and additional provisions as the Landlord may reasonably require having regard not only to the proposed works but also to the requirements of institutional investors in property similar to the Premises current for the time being in relation to such matters) to make to the Premises any other internal alterations or additions (whether structural or not) PROVIDED THAT the Tenant may without obtaining the consent of the Landlord instal alter and remove demountable partitioning (but for the avoidance of doubt not varying the height or position of raised floors or ceiling grids) and carry out associated minor alterations to mechanical and electrical services in the Premises and minor structural alterations in the nature of boreholes conduit holes and such like provided the same are not in breach of Clause 4.13.1 and such number (not exceeding eight) of copies as the Landlord may require of the plans and other information showing the layout of such partitioning and the details of such alterations are deposited with the Landlord or its surveyors not less than one month after commencement of the work

      4.13.3 To maintain at all times a consistent external appearance in the treatment of all windows in the Premises


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      4.13.4      Without prejudice to the foregoing not save in accordance with the terms and conditions laid down by the Institution of Electrical Engineers current at the time to make any alteration or addition to the electrical installations in the Premises

4.14  Preservation of Easements

      4.14.1 Not to prejudice the acquisition of any right of light for the benefit of the Premises by obstructing any window or opening or giving any acknowledgement that the right is enjoyed by consent or any other act or default of the Tenant

      4.14.2 To preserve all rights of light and other easements enjoyed by the Premises and not to permit or suffer anyone to acquire any right of light or other easement or right over the Premises

      4.14.3 To give the Landlord immediate notice if any easement enjoyed by the Premises is obstructed or any new easement affecting the Premises is made or attempted

      4.14.4 All costs charges and expenses incurred in securing compliance with the provisions of this Clause 4.14 shall be borne by the Tenant

4.15  Alienation

      4.15.1      Not to:

                  (i) assign or charge part only of the Premises nor to agree to do so

                  (ii) part with the possession of the whole or part of the Premises or agree to do so except by an assignment or underletting permitted by this Clause 4.15

                  (iii) share the possession or occupation of the whole or any part of the Premises except as permitted by this Clause 4.15

                  (iv) assign the whole of the Premises to any Group Company of the Tenant where in the reasonable opinion of the Landlord the financial standing of such Group Company is less than that of the Tenant

      4.15.2      (i)   Not to assign or agree to assign the whole of the
                        Premises unless:

                        (a) the circumstances and conditions set out in sub-clause 4.15.2.(ii) shall have been complied with or satisfied; and


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                        (b)   the Landlord has granted its consent such consent
                              not to be unreasonably withheld.

                  (ii) The circumstances and conditions referred to in Clause 4.15.2.(i) are:

                        (a) that the intended assignee enters into a direct covenant with the Landlord to pay the rents and perform and observe during the residue of the Term or until released pursuant to the 1995 Act all the covenants and conditions on the Tenant's part contained in this Lease; and

                        (b) that the Tenant who is to assign this Lease enters into an Authorised Guarantee Agreement with the Landlord guaranteeing the performance of the covenants and conditions contained in this Lease by the intended assignee incorporating the provisions set out in the Third Schedule to the extent permitted by the 1995 Act but in addition containing a provision for the release of the Tenant from its further obligations under the Authorised Guarantee Agreement (following written request by the Tenant) upon the assignee producing properly and externally audited accounts for the last 3 immediately preceding accounting periods each of not more than 12 months showing that the net assets of the assignee in the UK or in any country within the European Community or in any jurisdiction where reciprocal enforcement of judgement with England exists as shown in the balance sheet forming part of the said audited accounts for the said last three accounting periods as at the end of each such period were not less than the annual rent reserved by Clause 3.1 of this Lease at the rate (disregarding any abatement) payable at the later of the Rent Commencement Date or the end of the last such accounting period multiplied by a factor of 5 and that the annual profits of the assignee in the UK or in any country within the European Community or in any jurisdiction where reciprocal enforcement of judgement with England exists after tax as shown in the said audited accounts for the said last three accounting periods are each not less than the said annual rent multiplied by a factor of 5 Provided that

                              (I) the Tenant shall be released immediately from its obligations under this Lease and/or any such Authorised Guarantee Agreement if the tests set out above are satisfied at the date of the proposed assignment in which


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                                    event the Landlord will at the cost of the
                                    Tenant within 28 days after written request following satisfaction of the above requirements execute a deed effective as from the date upon which the requirements were satisfied in such form as the Tenant may reasonably require confirming the release of the liability of the Tenant under this Lease and or the Authorised Guarantee Agreement as the case may be

                              (II) any such release shall be deferred until any other arrears of rents or other monies properly due from the Tenant have been paid to the Landlord; and

                        (c) that such other persons as the Landlord may reasonably require act as guarantor for the intended assignee such guarantee to be in the form set out in the Third Schedule with such amendments only as the Landlord may reasonably require; and

                        (d) that any intended assignee shall provide such other security as the Landlord reasonably requires (including without limitation a rent deposit incorporating a first legal charge on the deposit monies) for the observance and performance of the Tenant's covenants herein contained on such terms as the Landlord reasonably requires; and

                        (e) that all arrears of rent and other monetary payments properly due under the terms of this Lease have been paid prior to completion of the intended assignment;

      4.15.3 Not to underlet or agree to underlet part of the Premises other than a Permitted Part and in this Clause 4.15:-

                  (i)   Permitted Part means

                  (a)   a whole floor of the Premises with Security of Tenure or

                  (b) (except for the basement and fifth floors) any part of any floor of the Premises without Security of Tenure provided that there are no more than two occupiers on any one floor of the Premises nor more than ten occupiers in the Premises (in each case including the Tenant but excluding any occupation under clause 4.15.6 of this Lease) at any one time


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

                  (c) in the case of the basement floor the whole or part so long as it is demised with a Permitted Part on another floor and so that the demise of part only of the basement floor is without Security of Tenure and provided that there are no more than four occupiers of the basement floor (including the Tenant but excluding any occupation under clause 4.15.6 of this Lease)

      in each case (unless the underlease is without Security of Tenure) together with an appropriate proportion of the car parking, disabled, bicycle and motor cycle spaces

                  (ii) Security of Tenure means that the lessees and occupiers of any premises with Security of Tenure enjoy the benefit of Part II of the Landlord and Tenant Act 1954 and without Security of Tenure means that such lessees and occupiers have agreed in any sub-underlease that the provisions of Sections 24-28 of the Landlord and Tenant Act 1954 shall be excluded in relation to the tenancy thereby created pursuant to a valid and effective Order of the Court under the provisions of Section 38(4) of the said Act a copy of which order shall have been produced to the Landlord before the grant of the sub-underlease

      4.15.4 Not to underlet or agree to underlet the whole of the Premises nor a Permitted Part unless:-

                  (i)   the rent payable under the underlease is:

                        (a) not less than the open market rent for the Premises (or in the case of an underletting of a Permitted Part the open market rental value of the Permitted Part) at the date of the grant of the underlease without fine or premium PROVIDED THAT the Tenant shall be permitted to grant to any underlessee a rent-free period or periods or concessionary rent period or other inducement in accordance with normal market practice at the time of the grant of the underlease

                        (b)   payable no more than one quarter in advance

                        (c) to be subject to upward only reviews at five yearly intervals and (except only in the case of an underline for a term not exceeding five years without any option or right to renew and granted without Security of Tenure) contemporaneously with reviews under this Lease


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

                  (ii) the underlease is in a form first approved by the Landlord (whose approval shall not be unreasonably withheld or delayed) and (so far as is consistent with an underlease) substantially the same as this Lease including a covenant by the undertenant in the same terms mutatis mutandis as that contained in Clause
                        4.15.2 of this Lease and the right for the underlessor to determine the term thereby granted on the Determination Date

                  (iii) where an underletting of part of a floor of the Premises the Permitted Part is of a layout and in a location first approved by the Landlord (whose approval shall not be unreasonably withheld or delayed)

                  (iv) if the underlease is for a term not exceeding five years it is without Security of Tenure

                  (v) the undertenant covenants with the Landlord and in the underlease

                        (a) to observe and perform the lessee's covenants in the underlease during the term of the underlease or until released pursuant to the 1995 Act

                        (b) not to assign or charge part only of the underlet premises or agree to do so nor to underlet share or part with possession or occupation of any part of the underlet premises provided that the undertenant may with the consent of the Landlord and the Tenant (which shall in neither case be unreasonably withheld or delayed) further underlet a Permitted Part which is less than the whole of the underlet premises subject to the following conditions:-

                              (I)   there are no more than two occupiers
                                    (including the undertenant but excluding any occupation permitted under Clause 4.15.6 of this Lease) per floor on each floor of the underlet premises nor more than ten occupiers in the Premises at any one time

                              (II) any sub-underlease to contain a covenant by the sub-undertenant not to underlet share or part with possession or occupation of the whole or any part of the sub-underlet premises in any manner whatsoever other than by way of an assignment of the whole of the sub-underlet premises with the consent of the Tenant and the Landlord (not to be unreasonably withheld or delayed);


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                                       15

                              (III) any sub-underlease of (or including) part of
                                    a floor of the Premises to be without
                                    Security of Tenure and a certified copy of an order of the court under the provisions of Section 38(4) of the said Act shall be produced to the Tenant and the Landlord in relation to the intended sub-underlease

                              (IV) any sub-undertenant to covenant with the Landlord and the Tenant to observe and perform (so long as it holds the sub-underlease) the tenant's covenants in the sub-underlease

                        (c) not to assign or agree to assign or underlet the whole of the underlet premises without the Landlord's prior written consent (which shall not be unreasonably withheld or delayed)

      4.15.5 Subject and without prejudice to Clauses 4.15.3 and 4.15.4 not to underlet the whole of the Premises nor a Permitted Part nor vary the terms of any permitted underlease without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed)

      4.15.6 Notwithstanding the foregoing provisions of this sub-clause the Tenant and any permitted undertenant may without the consent of the Landlord share occupation of the whole or any part of the Premises with any Group Company Associated Company or Affiliate of the Tenant or (as the case may be) such permitted undertenant Provided that:

                  (i) the relationship of landlord and tenant is not created and

                  (ii) the occupation by the Group Company Associated Company or Affiliate ceases forthwith upon its ceasing to be a Group Company Associated Company or Affiliate of the Tenant or such permitted undertenant for the time being and

                  (iii) the Landlord is informed in writing on reasonable
                        request of the name of each occupier and due evidence that it is a Group Company Associated Company or Affiliate

      4.15.7 To take all necessary steps and proceedings to remedy any breach of the covenants of the undertenant under the underlease which affects the covenants by the Tenant hereunder or which otherwise affects the Landlord's interest and not to permit any reduction of the rent payable by any undertenant


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                                       16

      4.15.8 To keep the Landlord informed of all rent review negotiations and not to agree any new or revised rent without having first notified the Landlord in writing at least 7 days earlier and within one month after agreement or determination to notify the Landlord in writing of the rent so agreed or determined

4.16  Registration

      Within 21 days to give to the Landlord's solicitors (or as the Landlord may direct) written notice of any assignment charge underlease or other devolution of the Premises together with a certified copy of the relevant document and a reasonable registration fee of not less than (pounds)30

4.17  Statutory Requirements

      To comply promptly with all notices served by any public local or statutory authority and with the requirements of any present or future statute or European Union law regulation or directive (whether imposed on the owner or occupier) which affects the Premises or their use

4.18  Planning

      4.18.1      To comply with the Planning Acts

      4.18.2 Not to apply for or implement any planning permission or enter into a planning obligation under Section 106 of the Town and Country Planning Act 1990 affecting the Premises without first obtaining the Landlord's written consent (such consent not to be unreasonably withheld or delayed)

      4.18.3 Where development permitted by a planning permission has begun the Tenant shall complete all the works permitted and comply with all the conditions imposed by the permission before the determination of the Term including the carrying out of works stipulated to be done whether before or after such determination

      4.18.4 If the Landlord reasonably so requires to produce evidence to the Landlord that the provisions of this Clause 4.18 have been complied with

4.19  Notices

      4.19.1 To supply the Landlord with a copy of any notice order or certificate or proposal for any notice order or certificate affecting or capable of affecting the Premises as soon as it is received by or comes to the notice of the Tenant


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                                       17

      4.19.2 At the request of the Landlord but at the joint cost of the Landlord and the Tenant to make or join the Landlord in making such objections or representations against or in respect of any such notice order or certificate as the Landlord may reasonably require

      4.19.3 To give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all necessary notices which the Landlord may from time to time require to be displayed at the Premises

4.20  Contaminants and Defects

      4.20.1 To give the Landlord immediate written notice (upon the Tenant becoming aware of the same) of the existence of any contaminant pollutant or harmful substance on or any defect in the Premises

      4.20.2 If so requested by the Landlord to remove from the Premises or remedy to the Landlord's reasonable satisfaction any such contaminant pollutant or harmful substance other than any such used in the proper and ordinary course of the Tenant's business or normal occupation of the Premises for the Permitted Use

4.21  Entry by Landlord

      To permit the Landlord at all reasonable times and on reasonable notice (except in emergency) to enter the Premises in order to

      4.21.1      inspect and record the condition of the Premises

      4.21.2      remedy any breach of the Tenants obligations under this Lease

      4.21.3 instal repair maintain clean alter replace add to or connect up to any Conduits which serve the Adjoining Property

      4.21.4      repair maintain or alter the Common Parts or the Adjoining
                  Property

      4.21.5      comply with any of its obligations under this Lease

      4.21.6 comply with the obligations on its part contained in the Superior Lease notwithstanding that the obligation to comply with such covenants may be imposed on the Tenant by this Lease


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                                       18

      Provided that the Landlord shall (i) cause as little inconvenience as reasonably practicable in the exercise of such rights and shall as soon as reasonably practicable make good all physical damage to the Premises (and any Tenant's chattels fixtures and fittings) caused by such entry (ii) use all reasonable endeavours to avoid entering the occupied office areas within the Premises during normal business hours unless otherwise agreed by the Tenant (iii) agree in advance with the Tenant the number of representatives of the Landlord and any others who accompany them who shall be permitted entry on any occasion (iv) allow the Tenant to escort the Landlord's representatives at all times when they are within the building on the Premises.

4.22  Notices to Remedy

      To make good any failure to comply with Clauses 4.6 [repair] 4.7 [decoration] 4.12 [signs] 4.13 [alterations] 4.14 [preservation of easements] 4.17 [statutory requirements] and 7.2.6 [insurers' requirements] of which the Landlord has given written notice as soon as reasonably practicable and in any event within 2 months after the date of notice but without prejudice to the Landlord's other remedies

4.23  Landlord's costs

      To pay to the Landlord on demand as additional rent and as a debt all costs (which shall be properly incurred and fair and reasonable) as it may incur:

      4.23.1 from any application for consent required by this Lease (including where consent is lawfully refused or the application is withdrawn)

      4.23.2 incidental to or in reasonable contemplation of the preparation and service of a schedule of dilapidations (whether before or within 6 months after expiry of the Term) or a notice or proceedings under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided other than by relief granted by the Court)

      4.23.3 in connection with the enforcement or remedying of any breach of the covenants in this Lease on the part of the Tenant and any Guarantor

      4.23.4 incidental to or in reasonable contemplation of the preparation and service of any notices under Section 17 of the 1995 Act

4.24  Reletting Notices

      To allow a letting or sale board to be displayed on the Premises in the last six months of the Term unless the Tenant is exercising its rights under the Landlord and Tenant Act 1954 (but not so that


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                                       19
      it restricts or interferes unreasonably with the right enjoyed by the Premises) and to allow prospective tenants or purchasers to view the Premises at reasonable times on reasonable notice

4.25  Yielding up

      4.25.1      Immediately before the end of the Term:

                  (i) to give up the Premises repaired and decorated and otherwise in accordance with the Tenant's covenants in this Lease

                  (ii) if and to the extent that the Landlord so requires to remove all alterations and additions which have been permitted by the Landlord and to reinstate the Premises to the Landlord's reasonable satisfaction to the state set out in the Specification Provided That the Tenant shall not be required to reinstate any approved plant or equipment at the Premises which adds to the letting value of the Premises and does not detract from the value of the Landlord's reversionary interest therein.

                  (iii) to remove all signs, tenant's fixtures and fittings and other goods from the Premises and make good any damage caused thereby to the Landlord's reasonable satisfaction

      4.25.2 If the Tenant fails to comply with Clause 4.25.1 to pay to the Landlord on demand as a debt any costs incurred by the Landlord in reinstating the Premises

4.25  Encumbrances

      To perform and observe the Encumbrances so far as they relate to the Premises

4.27  Superior Lease Covenants

      To observe and perform the agreements covenants and stipulations on the part of the tenant contained or referred to in the Superior Lease so far as the same are not expressly assumed by the Landlord in this Lease and not to do omit or suffer anything to be done whereby the Superior Lease may be voided or forfeited and to indemnify and keep the Landlord indemnified against all damages actions proceedings claims and demands in any way relating thereto and not to do omit or suffer anything to be done whereby the Superior Lease may be voided or forfeited

4.28  New Guarantor

      Within five business days of the death during the Term of any Guarantor or of such person committing or permitting an Act of Insolvency to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant within thirty business days of such event to


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                                       20
      procure some other person reasonably acceptable to the Landlord to execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form of the Guarantor's covenants contained in the Third Schedule

4.29  CDM Regulations

      Without prejudice to any requirements hereunder for the Tenant to obtain the Landlord's consent before carrying out any work upon the Premises the Tenant shall in respect of any such work to which the Construction (Design and Management) Regulations 1994 (the CDM Regulations) apply:

      4.29.1 ensure that any person owing duties under the CDM Regulations complies therewith;

      4.29.2 make a declaration to the Health & Safety Executive in accordance with Regulation 4 of the CDM Regulations that it (and not the Landlord) is the only "client" in respect of such work;

      4.29.3 upon completion of any such work by the Tenant or any other party supply to the Landlord (without charge and subject to an irrevocable royalty free licence in favour of the Landlord and/or its agents and any other person interested therein to use the same for any purpose connected with the Premises) a copy of the health and safety file relating to such work and any other information relevant to health and safety; and

      4.29.4 as soon as reasonably practicable after it becomes aware of any information relevant to health and safety in relation to the Premises provide such information to the Landlord.

5     Landlord's Covenants

      The Landlord covenants with the Tenant during the period in which the immediate reversion to this Lease is vested in it as follows:

5.1   Quiet Enjoyment

      That subject to the Tenant paying the rents reserved by and complying with the terms of this Lease the Tenant may peaceably enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it


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

5.2   Superior Lease

      5.2.1 To pay the rent reserved by the Superior Lease and to perform (insofar as the Tenant is not liable for any such performance under the covenants on its part herein contained) all the tenant's covenants therein contained

      5.2.2 At the reasonable request of the Tenant and at the joint cost of the Landlord and the Tenant to use best endeavours to procure (a) payment of the rent reserved by any lease superior to this Lease (other than the Superior Lease) and (b) the performance of all covenants contained in any such lease or leases (in so far as the Tenant is not liable for any such performance under the covenants on its part herein contained).

      5.2.3 Except in relation to insurance (as to which Clause 7 applies) upon receiving written notice from and at the expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Superior Lease and any other Lease superior to this Lease

      5.2.4 To take all reasonable steps at the expense of the Tenant to obtain the consent of the Superior Landlord whenever the Tenant makes an application for any consent required hereunder where the consent of both the Landlord and the Superior Landlord is needed by virtue of this Lease and the Superior Lease except where the Landlord proposes lawfully to refuse its consent

5.3   Contribution to Costs

      To pay to the Tenant within fourteen days of demand (and in default to pay interest at 4% over Base Rate from the date of demand until the date of payment) a fair and proper proportion reasonably and properly allocated to the Restaurant according to user of the reasonable costs and expenses properly incurred by the Tenant

      5.3.1 In the repair maintenance lighting cleaning and supervision and the provision of such other services in relation thereto as the Tenant shall from time to time reasonably consider necessary and as shall be in accordance with the principles of good estate management of the Restaurant Spaces the Loading Bay the Service Area including the refuse compactor therein and the Service Ramp and door and the costs of disposing of refuse including the collection and compaction thereof and the maintenance of receptacles and plant and equipment in connection therewith


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                                       22

      5.3.2 in the maintenance of planters in the Common Parts and the plants and flowers therein and in ensuring that the Common Parts are kept in a clean and tidy condition, and

      5.3.3 the maintenance inspection repair and renewal of the structural elements shown coloured orange on Plans 2 and 3 plus Value Added Tax and of any existing or future taxes charges assessments and other outgoings payable in respect thereof and of all charges assessments and outgoings for electricity gas oil and other fuels payable in relation thereto PROVIDED THAT the Tenant shall make an appropriate allowance in respect of any insurance proceeds received by the Tenant in respect of any such expenditure referred to in clauses 5.3.1 and 5.3.3

5.4 The Landlord or the tenant of the Restaurant shall be entitled by appointment to inspect invoices vouchers and receipts relating to expenditure referred to in clause 5.3

5.5 To indemnify the Tenant in respect of any Liability arising from any injury caused to the structural elements coloured orange on Plans 2 and 3 or those structural elements within adjacent to above or below the Restaurant by the act or default of the tenant or occupier of the Restaurant and those under its or their control excluding (1) damage caused by insured Risks and (2) any consequential loss

6     The Landlord covenants that during the term hereby granted:

6.1 It shall not allow any use of the Restaurant to commence until the lessee or other operator or occupier from time to time has provided the Tenant with a deed of covenant in favour of the Tenant by which such lessee operator or occupier covenants not to place any tables or chairs in the Common Parts (other than those parts shown coloured yellow on Plan 9) and to use all reasonable endeavours to ensure that patrons of the Restaurant do not consume food or drink in the Common Parts (other than those parts shown coloured yellow on Plan No 9) Provided that following the commencement of the use of the Restaurant in each such case by such lessee operator or occupier the Tenant may itself enforce the provisions of such deed and the Landlord shall have no obligation or liability for its enforcement or if there is any breach; and

6.2 It shall not without the consent of the Tenant (not to be unreasonably withheld or delayed) having regard to the Landlord's obligations to respond promptly to the Restaurant tenant) permit the use of the Restaurant for any use other than as a high class restaurant or winebar without any take-away facility for food or drinks.


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

7     Insurance

7.1   Landlord's insurance covenants

      The Landlord covenants with the Tenant as follows:

      7.1.1 At the joint cost of the Landlord and the Tenant to enforce the covenants as to insurance of the Premises on the part of the Superior Landlord contained in the Superior Lease and if the Tenant so requires and at the joint cost (without prejudice to the Tenant's covenants under clause 7.2) of the Landlord and the Tenant to use its best endeavours to procure that the Superior Landlord adds any risks specified by the Tenant to the insurance policy including terrorist risk unless insurance against terrorist risks is unavailable

      7.1.2 To insure against loss of the Principal Rent and VAT payable or reasonably estimated by the Landlord to be payable under this Lease arising from damage to the Premises by the Insured Risks for four years or such longer period as the Landlord may reasonably require having regard to the likely period for reinstating the Premises

       7.1.3 At the reasonable request and cost of the Tenant to produce evidence of the terms of the insurance under this Clause 7.1 (or an extract thereof showing that the policy is in force and its terms)

       7.1.4       If

                  (i) the Premises are destroyed or damaged by an Insured Risk or

                  (ii) the whole or substantially the whole of the Premises are destroyed or damaged by an act of terrorism or other risk against which in either case the Landlord has been unable to procure insurance then, subject to obtaining all necessary planning and other consents to reinstate the same (other than tenant's and trade fixtures and fittings) as quickly as reasonably practicable substantially as they were before the destruction or damage in modern form if appropriate but not necessarily identical in layout;

      7.1.5 Reinstatement following damage by an act of terrorism or other risk against which in either case the Landlord has been unable to procure insurance other than in the circumstances whereby clause 7.1.4(ii) applies shall be the responsibility of the Tenant


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                                       24
                  who shall carry out the same as quickly as reasonably practicable to the reasonable satisfaction of the Landlord

7.2   Tenant's insurance covenants

      The Tenant covenants with the Landlord throughout the Term or until released pursuant to the 1995 Act as follows:

      7.2.1       To pay to the Landlord within 14 days of demand sums equal to:

                  (i) a fair proportion (to be reasonably and properly determined by the Landlord's Surveyors) in respect of insurance of the Premises of the amount paid by the Landlord to the Superior Landlord pursuant to Clause 2(4)(a) of the Superior Lease in relation to the Premises and the Restaurant

                  (ii) the cost of any professional valuation of the Premises properly required by the Landlord (but not more than once in any two year period)

      7.2.2 To pay to the Landlord within 14 days of demand the whole of the amount (before deduction of any commission or allowance) which the Landlord spends on insurance pursuant to Clause 7.1.2

      7.2.3 To give the Landlord immediate written notice on becoming aware of any event or circumstances which could reasonably be expected to affect or lead to an insurance claim

      7.2.4 Not to do anything at the Premises which would or might prejudice or invalidate the insurance of the Premises or the Adjoining Property nor (unless the Tenant shall have previously notified the Landlord and agreed to pay the increased premium) cause the insurance premium to be increased

      7.2.5       To pay to the Landlord within 14 days of demand:

                  (i) any increased premium and any Liability incurred by the Landlord as a result of a breach of Clause 7.2.4

                  (ii) any reasonable uninsured excess to which the insurance policy may be subject and which is normal for policies in relation to properties of this type


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                                       25

                  (iii) the whole of any irrecoverable proportion of the
                        insurance moneys except only to the extent that it is irrecoverable because of the act or omission of the Landlord or the tenant of the Restaurant

      7.2.6 To comply with the requirements and reasonable recommendations made by the insurers

      7.2.7 To notify the Landlord of the full reinstatement cost of any fixtures and fittings installed at the Premises at the cost of the Tenant which become Landlord's fixtures and fittings

      7.2.8 To effect adequate insurance cover against damage to or destruction of the Tenant's fixtures and fittings at the Premises (or any part thereof)

      7.2.9 Not to effect any insurance of the Premises against an Insured Risk other than as specified in Clause 7.2.8 but if the Tenant effects or has the benefit of any such insurance against the Insured Risks the Tenant shall hold such moneys upon trust for the Landlord and pay the same to the Landlord as soon as practicable

7.3   Suspension of Rent and Determination

      7.3.1 If the Premises are unfit for occupation and use because of damage by an Insured Risk or because of damage or destruction of the whole or substantially the whole of the Premises by an act of terrorism or other risk against which in either case the Landlord has been unable to procure insurance then (save to the extent that, where the damage is due to an Insured Risk, payment of the loss of rent insurance moneys is refused due to the act or default of the Tenant or any undertenant) the Principal Rent (or a fair proportion of it according to the nature and extent of the damage) shall be suspended until the date on which the Premises are again fit for occupation and use.

      7.3.2 If the Premises are not again fit for occupation and use by the date being 4 years after the date of such damage or destruction referred to in clause 7.3.1 either the Landlord or the Tenant may within 3 months thereafter (but not after the Premises are again fit for occupation and use) determine the Term by giving to the other not less than 6 nor more than 7 months notice in writing

      7.3.3 Any dispute relating to this Clause 7.3 shall be referred to Arbitration


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

7.4   Termination of Superior Lease

      If this Lease shall be subsisting at any time when the Superior Lease has for any reason ceased to exist then with effect from the date of such cesser:-

      7.4.1 subject to the following provisions of this Clause, the covenants and provisions of the Superior Lease incorporated herein by reference shall nevertheless continue in force by reference to the terms of the Superior Lease;

      7.4.2 the Landlord shall observe and perform the covenants relating to insurance on the part of the Superior Landlord contained in the Superior Lease as if they were set out in full herein (mutatis mutandis) as provisions of this Lease, and Clauses
                  7.1.1 and 7.2.1 shall cease to have effect;

      7.4.3 the provisions of clause 7.2.1 shall be varied so as to refer to costs incurred by the Landlord in effecting insurance pursuant to clause 7.4.2 above.

7.5   Destruction by act of Terrorism or other uninsured risk

      If the whole or substantially the whole of the Premises are destroyed or damaged by an act of terrorism or other risk against which in either case the Landlord (despite having used its best endeavours) has been unable to procure insurance then the Landlord may by notice in writing to that effect given to the Tenant within six months from the date of such damage or destruction terminate this Lease with immediate effect (without prejudice to any right of either party in respect of any antecedent breach) Provided That if following receipt of such notice from the Landlord the Tenant services a counter-notice upon the Landlord requesting a new tenancy pursuant to the Landlord and Tenant Act 1954 then the rent suspension provisions set out in clause 7.3.1 shall cease to operate from the date of service of such counter-notice unless and until such counter-notice and any related applications or proceedings are withdrawn or terminated.

8     Provisos

8.1   Forfeiture

      If any of the following events occurs:

      8.1.1 the Tenant fails to pay any of the rents payable under this Lease within 28 days of the due date (whether or not formally demanded) or

      8.1.2 the Tenant or Guarantor breaches any of its obligations in this Lease or


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                                       27

      8.1.3 execution or distress is levied on the Tenant's goods in the Premises or

      8.1.4 the Tenant or Guarantor being a company incorporated within the United Kingdom

                  (i)   has an Administration Order made in respect of it or

                  (ii) passes a resolution or makes an Order for the winding up of the Tenant or the Guarantor otherwise than a member's voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction or

                  (iii) a receiver or administrative receiver or receiver and manager is appointed over the whole or any part of its property assets or undertaking or

                  (iv) is struck off the Register of Companies or is dissolved or ceases to exist under the laws of the country or state of its incorporation or

                  (v)   is deemed unable to pay its debts within the meaning of
                        Section 123 of the Insolvency Act 1986 or

      8.1.5       proceedings or events analogous to those described in Clause
                  8.1.4 shall be instituted or shall occur where the Tenant or Guarantor is a company incorporated outside the United Kingdom or

      8.1.6       the Tenant or Guarantor being an individual

                  (i)   has a bankruptcy order made against him or

                  (ii) appears to be unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1986 then the Landlord may re-enter the Premises or any part of the Premises in the name of the whole and forfeit this Lease and the Term created by this Lease shall Immediately end but without prejudice to the rights of any party in respect of any breach of the obligations contained in this Lease

8.2   Notices

      8.2.1 Any notice is validly given if it is in writing and either delivered to the recipient by hand or sent by registered or recorded delivery post addressed to the recipient at the address given in this Lease in the case of the Tenant while this Lease is vested in Goldman Sachs International only addressed for the attention of The Facilities Manager


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                                       28
                  or such other address as may have been notified in writing with reference being made in such notification to this clause of this Lease.

      8.2.2 Any notice sent by registered or recorded delivery post shall be treated as having been served on the third working day after the date of posting

8.3   Arbitration

      8.3.1 Where this Lease provides for reference to Arbitration then reference shall be made in accordance with the Arbitration Act 1996 to a single arbitrator being a partner in or a director of a leading London firm or company of Chartered Surveyors who is experienced in the letting and/or rental valuation of office premises in the City of London to be agreed between the Landlord and the Tenant or in the absence of agreement nominated on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors ("the President")

      8.32 In the absence of a determination by the arbitrator as to his fees they shall be borne equally by the Landlord and the Tenant

      8.3.3 If the arbitrator is ready to make his award but is unwilling to do so due to either the Landlord's or the Tenant's failure to pay its share of the costs in connection with the award the other party may serve on the defaulting party a notice requiring the that party to pay such costs within 14 days and if the defaulting party fails to comply with such notice the other may pay to the arbitrator the defaulting party's costs and any amount so paid shall be a debt due forthwith from the defaulting party to the other

      8.3.4 If the arbitrator fails to give notice of his determination or if he dies is unwilling to act or becomes incapable of acting or if for any other reason he is unable to act either such party may request the President to discharge the arbitrator and appoint another arbitrator in his place to act in the same capacity which procedure may be repeated as many times as necessary

8.4   No Implied Easements

      This Lease does not include any rights over the Adjoining Property except those mentioned in Part I of the First Schedule and Section 62 of the Law of Property Act 1925 is excluded from this Lease


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                                       29

8.5   No Warranty

      The Landlord does not warrant that the Permitted Use complies with the Planning Acts

8.6   Superior Lease

      If there shall be any conflict between the terms of the Superior Lease and the terms of this Lease then the terms of the Superior Lease shall pro tanto prevail

8.7   Disclaimer

      The Landlord shall not (save in the case of its negligence) be responsible for any loss accident or damage sustained at the Premises.

8.8   Tenant's Option to Determine

      If (but only if) the Tenant shall

      8.8.1 give to the Landlord not less than 12 months and 3 days nor more than 18 months prior notice in writing that the Tenant desires to determine the Term on the Determination Date (it being hereby agreed that any such notice shall be deemed to be irrevocable whether or not expressed as such) and

      8.8.2 have paid the rent reserved by Clause 3 up to the Determination Date and

      8.8.3       yield up the whole of the Premises in accordance with Clause
                  4.25 and with vacant possession on the Determination Date (Provided that the Landlord may in its absolute discretion waive any of the requirements in this Clause 8.8 but without prejudice to its rights and remedies as a result of the Tenant's failure to fulfil such requirements)

      the Term shall cease and determine on the Determination Date but without prejudice to any party's rights as a result of any antecedent breach

8.9   Jurisdiction and Service

      8.9.1 Each of the parties hereto irrevocably agrees for the benefit of each of the other parties hereto that the place of performance of the obligations under or pursuant to this Lease shall be England and that the Courts of England shall have jurisdiction to hear and determine any suit action or proceedings and to settle any disputes which may arise out of or in connection with this Lease and for such purposes irrevocably submits to the jurisdiction of such Courts


--------------------------------------------------------------------------------

      8.9.2 The submission to the jurisdiction of the Courts referred to in Clause 8.9.1 hereof shall not (and shall not be construed so as to) limit the rights of the Landlord to take proceedings against the Tenant or the Guarantor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not

      8.9.3 The Landlord the Tenant and the Guarantor each hereby irrevocably agrees that

                  (i) any process issued out of the High Court may for the purposes of the Rules of the Supreme Court of England and any notices to be served on it under this Lease may for the purposes of this Lease be served on it in each such case by leaving a copy by ordinary post addressed to it at the address for service in England and Wales hereinbefore specified or at such other address in England and Wales of which the party to be served shall have received a notice which itself complies in all respects with Clause 8.9.3(ii)

                  (ii) any notice of change of address for service to be given by the Landlord the Tenant and the Guarantor shall

                        (a)   be given in writing

                        (b) specify the date of this Lease and the parties hereto

                        (c)   contain the full address of the Premises

                        (d) specify the last applicable address for service hereunder either as hereinbefore specified or (as the case may be) as last notified pursuant to Clause 8.9.3(ii) and the date of such notification and

                        (e) specify the new address in England and Wales for such service as aforesaid and the date (being not earlier than 14 days after delivery of such notice) from which the same shall apply and any purported notice which fails in any respect to comply with any of the provisions of this Clause 8.9.3(ii) shall not constitute due notice of change of address for service for the purposes of this Clause 8.9.3(ii)


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                                       31

                  (iii) Any such service of process or notice pursuant to Clause
                        8.9.3(i) shall be deemed to have been completed two days after posting of such process or notice or upon personal delivery

      8.9.4 The Landlord the Tenant and the Guarantor each hereby irrevocably consents generally in respect of any legal action or proceeding arising out of or in connection with this Lease to the giving of any relief or the issue of any process in connection with such action or proceeding including (without limitation) the making enforcement or execution against any property whatsoever and wheresoever (irrespective of its use or intended use) of any order or judgment which may be given in such suit action or proceeding

      8.9.5 To the extent that the Landlord the Tenant or the Guarantor may in any jurisdiction claim for itself or its assets immunity from suit execution attachment (whether in aid of execution before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to them or its assets such immunity (whether or not claimed) the Landlord the Tenant and the Guarantor each hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction

9     Guarantee

      The Guarantor covenants with the Landlord for the Term in the terms set out in the Third Schedule

      EXECUTED by the parties as a DEED the day and year first before written.

                               The First Schedule

                                     Part I

                       Easements and Other Rights granted

1 Subject to obtaining the consent of the Landlord (such consent not to be unreasonably withheld or delayed) and subject to obtaining all necessary planning and other statutory consents (and complying with any conditions specified in such consents) the right to erect and maintain any number of aerials or satellite dishes on the roof of the Premises (subject to compliance with any regulations relating thereto laid down from time to time by the Corporation of London)

2 The right to instal plant on the roof of the Premises subject to the same qualifications as in paragraph 1 above


--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                                                   -------------
                                                                       [LOGO]
                                                                     Rolfe Judd
                                                                   -------------
                                                                    [ILLEGIBLE]

                                                                     Plan No. 1

3 The right to enter the Restaurant at reasonable times on reasonable prior notice (except in the case of emergency) to enable the Tenant to carry out its obligations under this Lease in relation to the structural elements coloured orange on Plans 2 and 3

4 The right of protection from the Adjoining Property and the right of support from the Adjoining Property as now enjoyed


                                    PART II

                          EXCEPTIONS AND RESERVATIONS

     There are excepted and reserved to the Landlord and all persons authorised by it:

1 The right to carry out or consent to the carrying out by any person of any erection of a new building or the rebuilding demolition or altering of the Adjoining Property notwithstanding its effect on the light and air enjoyed by the Premises provided that the Tenant's use and enjoyment of the Premises is not materially prejudiced

2    Rights of entry onto the Premises as referred to in Clause 4.21

3 The right of support and protection for the Adjoining Property as now enjoyed

4 The right of way on foot and with vehicles over and along and otherwise to use the Service Ramp and the Service Area for vehicles for the purposes of access to and egress from the Restaurant Spaces and the Loading Bay and for persons for all purposes reasonably connected with the use and occupation of the Restaurant (but not (except in case of emergency) members of the public nor patrons of the Restaurant) subject to such reasonable regulations in relation thereto as the Tenant may from time to time make and notify to the Landlord in relation thereto

5    The use of the Restaurant Spaces subject to such regulations as aforesaid

6 Subject to the Tenant's reasonable security requirements being satisfied, the right of way on foot and in emergencies only (a) over and along the access way and stairway shown coloured brown on Plans 3 and 5 annexed and then over and along the Service Ramp to gain access to Distaff Lane and (b) from the exit at basement level shown marked X on Plan 5 over and along the Service Area the Loading Bay and the Service Ramp to gain access to Distaff Lane

7 The right of free passage and running of water soil gas and electricity and other services through the Conduits which now or may hereafter during the Term pass through along under or over the

   Premises and which serve the Adjoining Property together with the right on giving reasonable notice (except in emergency) to enter and remain on the Premises to inspect maintain and repair any such Conduits making good all damage caused by such entry

 8 The right to load and unload vehicles delivering goods to and from the Restaurant from the Loading Bay subject to such reasonable regulations in relation thereto as the Tenant may make and notify to the Landlord and the tenant of the Restaurant

 9 The right from time to time to install new Conduits within the area coloured yellow on Plan 5 subject to the person installing such new Conduits complying with the safety, security and other reasonable requirements of the Tenant

10 The right for the Restaurant to use the refuse compactor (if any) within the Service Bay subject to regulations as aforesaid

11 The right to use the Common Parts subject to regulations as aforesaid

12 The right from time to time to make alterations to the structural elements shown coloured orange on Plans 2 and 3 subject to the Tenant's approval not to be unreasonably withheld or delayed

                                    PART III

                                  ENCUMBRANCES

 1 Entries 2, 3, 4 8 9 and 10 on the Charges Register of Title Number NGL
   604815 as shown on office copies dated 17 February 1998

 2 License to place memorial statue dated 24 September 1991 between the Mayor and Commonalty and Citizens of the City of London (1) English Property Corporation plc (2) and the Trustees of the Blitz Memorial Statue (3)

 3 Deed of Covenant in respect of underground telegraphs dated 29 April 1969 between the Corporation of London (1) Metropolitan Provincial Properties Limited (2) Ralli Brothers (Bankers) Limited (3) and HM Postmaster General (4)

 4 Agreement relating to City Walkway and Lift Works dated 25 September 1995 between the Mayor and Commonalty and Citizens of the City of London (1) English Property Corporation plc (2) MEPC plc (3)

                                    PART IV

                                 SUPERIOR LEASE


DATE           PARTIES                            TERM                PREMISES
18 August      The Mayor and Commonalty           150 years           One Carter Lane and Two
1998           and Citizens of the City of        from and            Old Change Court London
               London(1)                          including 23        EC4 shown edged red on the
               the Landlord(2)                    December            plan attached to the
                                                  1997                Superior Lease


                              THE SECOND SCHEDULE

                                 (RENT REVIEW)


  1  In this Schedule:

1.1 REVIEW DATE means each of the Rent Review Dates mentioned in the Particulars and RELEVANT REVIEW DATE shall be interpreted accordingly

1.2 RACK RENTAL VALUE means the annual rent (exclusive of VAT) at which the Premises might reasonably be expected to be let in the open market at the Relevant Review Date

     ASSUMING

     1.2.1 the letting is on the same terms as those contained in this Lease but subject to the following qualifications:

               (i) the term shall be one of 10 years commencing on the Relevant Review Date

               (ii) The amount of the Principal Rent shall be disregarded but it shall be assumed that the Principal Rent is subject to review on the terms of and at the same intervals as the Principal Rent under this Lease

     1.2.2 the Premises are available to let as a whole with vacant possession by a willing landlord to a willing tenant without premium

     1.2.3 the Premises have been constructed at the Landlord's expense in accordance with the Specification

     1.2.4 all the covenants contained in this Lease have been fully performed and observed


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                                       35

1.2.5 no work has been carried out to the Premises by the Tenant or any undertenant which has reduced the rental value of the Premises.

1.2.6 if the whole or any part of the Premises or any access thereto has been destroyed or damaged it has been fully reinstated.

BUT DISREGARDING

1.2.7 any goodwill attached to the Premises by reason of any business carried on there

1.2.8 any effect on rent of the fact that any Tenant and any undertenant is or has been in occupation of the Premises

1.2.9 any effect on rent of any improvements at the Premises made with the Landlord's consent by the Tenant or any undertenant except improvements carried out pursuant to an obligation to the Landlord or at the expense of the Landlord (and the Landlord and the Tenant hereby agree for the avoidance of doubt that the Category "A" Works shall not be disregarded on any review of the Principal Rent payable hereunder)

   Provided that the Rack Rental Value shall be that which would be payable after the expiry of any rent free period or concessionary rent period for fitting out purposes and after receipt of any contribution to fitting-out works or other inducement relative to fitting out which might be made on a letting of the Premises so that no discount reduction or allowance is made to reflect (or compensate the tenant for the absence of) any such rent free or concessionary rent period or contribution or other inducement in respect of fitting out;

  2 The Principal Rent shall be reviewed on each Review Date to the higher of:

2.1 the Principal Rent payable immediately before the Relevant Review Date (disregarding any suspension or abatement of the Principal Rent) and

2.2 the Rack Rental Value on the Relevant Review Date agreed or determined in accordance with this Lease

  3 The Rack Rental Value at any Review Date shall be:

3.1 agreed in writing between the Landlord and the Tenant or

3.2 determined by Arbitration on the application of either Landlord or Tenant at any time not earlier than three months before the Relevant Review Date

  4 If the Rack Rental Value is not agreed or determined by the Relevant Review
    Date

4.1 the Principal Rent payable immediately before the Relevant Review Date shall continue to be payable until the Rack Rental Value is ascertained

4.2 when the Rack Rental Value is ascertained

    4.2.1 the Tenant shall pay within 14 days of ascertainment:

          (i) any difference between the Principal Rent payable immediately before the Relevant Review Date and the Principal Rent which would have been payable had the Rack Rental Value been ascertained on the Relevant Review Date ("the Balancing Payment") and

         (ii) interest on the Balancing Payment at Base Rate from the date or dates when the same would have been payable had the Rack Rental Value been ascertained on the Relevant Review Date

    4.2.2 the Landlord and Tenant shall sign and exchange a memorandum recording the agreed amount of the Principal Rent payable on and from the Relevant Review Date and each party shall bear its own costs in relation to the memorandum

  5 If at any Relevant Review Date the operation of the rent review provisions in this Lease or the normal collection and retention by the Landlord of any increase in the rent is prohibited or modified by statute the Landlord may elect at any time that the day next following the date on which any relaxation of such statute takes effect shall be substituted for the Relevant Review Date

  6 Time shall not be of the essence for the purposes of this Schedule

                               THE THIRD SCHEDULE

                                  (GUARANTEE)

  1 The Guarantor convenants with the Landlord as principal debtor that throughout the Term or until the Tenant is released from its covenant pursuant to the 1995 Act the Tenant will pay the rents reserved by and perform its obligations contained in this Lease

  2 Without prejudice to paragraph 5 the liability of the Guarantor shall be no greater than it would have been if the Guarantor had been the Tenant (except for additional costs arising from the enforcement of the guarantee) but shall not be affected by:

2.1 Any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant's covenants and obligations

2.2 The Landlord's refusal to accept rent at a time when it would or might have been entitled to re-enter the Premises

2.3  Any variation of the terms of this Lease

2.4 Any change in the constitution structure or powers of the Guarantor the Tenant or the Landlord or the administration liquidation or bankruptcy of the Tenant or Guarantor

2.5  Any act which is beyond the powers of the Tenant

2.6  The surrender of part of the Premises

2.7  The transfer of the reversion expectant on the Term

2.8 Any other act or thing (other than the default of the Landlord) by which (but for this provision) the Guarantor would have been released

  3 Where the Guarantor is more than one person the release of one or more of them shall not release the others

  4 The Guarantor shall not be entitled to participate in any rental deposit held by the Landlord in respect of the Tenant's obligations or stand in the Landlord's place in respect of such rental deposit

  5 If this Lease is disclaimed or forfeited and if the Landlord within 6 months of receipt of the notice of disclaimer and forfeiture requires in writing the Guarantor will (at the option of the Landlord) either

5.1 enter into a new lease of the Premises at the cost of the Guarantor on the terms of this Lease (but as if this Lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor) for the residue of the Term from and with effect from the date of the disclaimer or forfeiture or

5.2 pay to the Landlord on demand an amount equal to the moneys which would otherwise have been payable under the Lease until the earlier of 6 months after the disclaimer or forfeiture and the date on which the Premises are fully relet

6 The Guarantor may not assign its rights or delegate its obligations under this Guarantee in whole or in part (and any purported assignment or delegation is void) except for an assignment of all the Guarantor's rights and obligations hereunder in whatever form the Guarantor determines may be appropriate to a partnership, corporation, trust or other organisation in whatever form (the "SUCCESSOR") that succeeds to all or substantially all of the Guarantor's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such assignment and assumption of obligations the Guarantor shall give written notice thereof to the Landlord and subject to the Landlord having received in a form reasonably satisfactory to the Landlord, a deed executed by the Successor (accompanied by a legal opinion in a form reasonably satisfactory to the Landlord addressed to the Landlord from a reputable firm of lawyers in the relevant jurisdiction confirming inter alia enforceability and due execution) whereby the Successor assumes and covenants with the Landlord to perform all outstanding and future obligations of the Guarantor under this Agreement, whether such assumption is by operation of law or by virtue of such deed, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption, but without prejudice to any antecedent breach.

     THE COMMON SEAL OF BRITEL FUND
     TRUSTEES LIMITED was hereunto
     affixed in the presence of:

                           Authorised Signing Officer  [Illegible]
                                                       -------------------------
                           Authorised Signing Officer  [Illegible]
                                                       -------------------------